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                                                                     EXHIBIT 5.0
               [LETTERHEAD OF PIPER MARBURY RUDNICK & WOLFE LLP]


                                January 5, 2001

     T. Rowe Price Group, Inc.
     100 East Pratt Street
     Baltimore, Maryland 21202


          Post-Effective Amendment to the Registration Statement on Form S-8
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     Dear Ladies and Gentlemen:

          We have acted as counsel for T. Rowe Price Group, Inc., a Maryland corporation (the "Company"), successor issuer to T. Rowe Price Associates, Inc., a Maryland corporation ("Associates"), in connection with a Post-Effective Amendment to the Registration Statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended (the "Post-Effective Registration Statement"), and which registers 280,000 shares of the Common Stock of the Company (the "Shares") to be issued pursuant to the 1995 Director Stock Option Plan (the "Director Plan") originally adopted by Associates and assumed by the Company pursuant to an Agreement and Plan of Share Exchange dated as of December 28, 2000 (the "Share Exchange Plan"). In that capacity, we have reviewed the charter and by-laws of the Company, the Post-Effective Registration Statement, the corporate action taken by the Company and Associates that provides for the issuance or delivery of the Shares to be issued or delivered under the Director Plan, the corporate action of the Company related to the Share Exchange Plan and such other materials and matters as we have deemed necessary for the issuance of this opinion.

          Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Director Plan, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as an exhibit to the Post-Effective Registration Statement and to the reference to our firm and to our opinion in the Post-Effective Registration Statement and the prospectus which is a part thereof.

                                        Very truly yours,

                                        /s/ Piper Marbury Rudnick & Wolfe LLP